 Exhibit 5.1

(313) 465-7000

June 14, 2023
Conifer Holdings, Inc.
3001 West Big Beaver Road, Suite 200
Troy, Michigan 48084

Re:          Registration Statement on Form S-4 and S-1

Ladies and Gentlemen:

We have acted as counsel to Conifer Holdings, Inc., a Michigan corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-4 and S-1 (Registration No. 333-272217) (as amended or supplemented as of the date of this opinion letter, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus included or deemed included in the Registration Statement (the “Prospectus”).  The Registration Statement relates to the proposed (i) exchange of the outstanding 6.75% Senior Unsecured Notes due 2023 (the “Existing Notes”) for 9.75% Senior Unsecured Notes due 2028 (the “Exchange Notes”) (the “Exchange Offer”) and (ii) issuance of up to $25,000,000 aggregate principal amount (1,000,000 units, each unit representing $25) of 9.75% Senior Unsecured Notes due 2028 (the “New Notes,” and together with the Exchange Notes, the “Notes”, and such offering of the New Notes, the “New Offering”).  We understand that the Notes are to be exchanged and sold in the manner set forth in a dealer manager agreement between the Company and the dealer manager named therein (the “Dealer Manager Agreement”) and a placement agent agreement between the Company and the placement agent named therein (the “Placement Agent Agreement”), the forms of which have been filed as Exhibits 1.1 and 1.2 to the Registration Statement.

In so acting, we have reviewed and relied upon originals or copies of (i) the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, (ii) authorizing board resolutions of the Company with respect to the issuance of the Notes, (iii) the Indenture (the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee, dated as of September 24, 2018, (iv) the form of second supplemental indenture (the “Supplemental Indenture”, and together with the Indenture, the Placement Agent Agreement and the Dealer Manager Agreement, the “Transaction Documents”) between the Company and Wilmington Trust, National Association., as trustee, which has been filed as Exhibit 4.5 to the Registration Statement, (v) the forms of the Placement Agent Agreement and Dealer Manager Agreement, (vi) the Registration Statement, (vii) the form of the Notes, which has been filed as Exhibit 4.6 to the Registration Statement, and (viii) the T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee, which has been filed as Exhibit 25.1 to the Registration Statement.  We have also relied upon such other certificates, documents and records and other information furnished to us and have considered such matters of law and of fact, and relied upon such certificates and other information furnished to us as we have deemed appropriate as a basis for our opinion set forth below.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

Conifer Holdings, Inc.
June 14, 2023

Based upon the foregoing, and subject to the qualifications set forth in this opinion letter, it is our opinion that when (a) the Registration Statement shall have been ordered effective by the Commission in accordance with the Securities Act, (b) the Indenture and the Supplemental Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended, (c)  the Transaction Documents shall have been executed and delivered by the parties to the Transaction Documents in the forms filed as Exhibits to the Registration Statement as of the date of this opinion letter, and (d) the Notes shall have been issued, executed, authenticated and delivered in accordance with the Indenture and the Supplemental Indenture and in the manner described in the Registration Statement and Prospectus either (x) in exchange for the Existing Notes in the Exchange Offer or (y) in the New Offering, the Notes thus issued will be binding obligations of the Company.

Our opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance and voidable transaction laws), general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

The law covered by the opinions expressed in this opinion letter is limited to the internal laws of the States of Michigan and New York, and the federal law of the United States of America, in each case, as in effect on the date of this opinion letter, and we do not express any opinion concerning any other laws.  We have further assumed that (i) that all documents submitted to us as originals are authentic, true, accurate and complete, the documents submitted to us as copies conform to original documents that are themselves authentic, true, accurate and complete, and the factual matters asserted therein were true, accurate and complete when asserted and remain true, accurate and complete as of the date hereof, (ii) the legal capacity of natural persons, (iii) each party to the Transaction Documents, other than the Company, has the legal capacity and has satisfied all legal requirements that are applicable to that party to the extent necessary to make the Transaction Documents to which it is a party enforceable against that party, and (iv) all signatures on the documents are genuine, and all individual signatories have the requisite legal capacity.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Honigman LLP

DJK/EJJ/RJR /RZK/GSWA.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506